For the fiscal year ended (a) 9/30/95
File number (c)811-5336

                         SUB-ITEM 77 D

                            EXHIBITS

        Policies with respect to securities investments

     On August 9, 1995, the Trustees approved an investment policy modification to the Active
Balanced Fund. The weighted average maturity limitation of the fixed income component the Fund was changed from between 10 to 25 years to between 5 to 25 years effective November 30, 1995.





























N-SAR:pif\1195a.77d